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                                                                    EXHIBIT 21.1

                               BEA SYSTEMS, INC.

                        SUBSIDIARIES OF THE REGISTRANT


 Subsidiary Legal Name                          Jurisdiction of Incorporation
 ---------------------                          -----------------------------
 BEA Systems (FSC), Inc.                        Barbados

 BEA International                              Cayman Islands

 BEA Systems, Ltd.                              Canada

 BEA Systems Limitada                           Brazil

 BEASystems SA de CV                            Mexico

 BEA Systems Europe GmbH                        Germany

 BEA Systems Europe Ltd.                        United Kingdom

 BEA Systems Italia S.P.A.                      Italy

 BEA Systems Spain S.A.                         Spain

 BEA Systems Europe N.V.                        Belgium

 BEA Systems Pty Ltd.                           South Africa

 BEA Systems AB                                 Sweden

 BEA Systems, Ltd                               United Kingdom

 BEA Systems OY                                 Finland

 BEA Systems S.A.                               France

 BEA Systems (Switzerland) Ltd.                 Switzerland

 BEA Systems Japan Ltd.                         Japan

 BEA Systems Korea                              Korea

 BEA Systems Pty Ltd.                           Australia

 BEA Systems HK Ltd.                            Hong Kong

 BEA Systems Holland B.V.                       Netherlands

 BEA WebXpress, LLC                             Delaware

 The Theory Center, Inc.                        Delaware

 BEA Systems Holding A, Inc.                    Delaware

 BEA Systems Holding B, Inc.                    Delaware

 BEA Systems Distribution B.V.                  Netherlands

 BEA Systems Netherlands B.V.                   Netherlands

 BEA Cayman Holding I                           Cayman Islands

 BEA Cayman Holding II                          Cayman Islands

 BEA Cayman Holding III                         Cayman Islands

 BEA Systems (Ontario), Inc.                    Canada

 BEA Systems (Nova Scotia) Company              Canada

 The Object People Limited                      United Kingdom

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 The Workflow Automation Company                Canada

 BEA Systems (Ireland) Limited                  Ireland

 BEA Systems New Zealand, Ltd.                  New Zealand

 BEA Systems Israel, Ltd.                       Israel

 Bauhaus Technologies, Inc.                     Illinois

 Softport Systems, Inc.                         New York

 BEA Systems Ireland Holding Limited            Ireland

 BEA CrossGain, Inc.                            Delaware

 BEA CrossGain International                    Cayman Islands

 Westside.com, Inc.                             Delaware

 EntitleNet, Inc.                               Delaware

 Appeal Virtual Machines, AB                    Sweden

 BEA Systems (China) Co., Ltd                   China

 BEA Systems Singapore Pte. Ltd.                Singapore